CONSULTANT AGREEMENT

THIS MADE THE 24th DAY OF October, 1996,

BETWEEN

PowerTrader Software Inc., incorporated pursuant to the laws of the Province of British Columbia, with a head office at #591-885 Dunsmuir St., Vancouver, BC V6C 1N5 ("PSI")

Of The First Part

AND:

Peridot International Enterprises Ltd.
("Peridot")

Of The Second Part

WHEREAS:

R.1 PSI entered into an oral agreement with Peridot as of October 24, 1996, wherein Peridot agreed to make available to PSI the services of David C. Furlonger ("Furlonger") to serve as the President of PSI; and

R.2 PSI and Peridot now desire to memorialize their arrangement through a written agreement that will supersede any previous discussions or arrangements including any which may have been made directly with Furlonger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually agree as follows:

APPOINTMENTS AND DUTIES

         Section 1.1. PSI, by this Agreement, appoints Peridot to serve as an administrative and financial consultant to PSI subject to the terms and conditions and for the term set forth in this Agreement. Peridot accepts and agrees to such appointment with PSI, subject to the terms and conditions and for the term set forth in this Agreement. Peridot agrees that it will faithfully, industriously and to the best of its ability, experience and talents, perform all of the duties described in this Agreement.

         Section 1.2. Peridot shall make available to PSI the services of Furlonger, who shall devote eighty (80%) percent of his time to managing the affairs of PSI. Specifically, Peridot shall assist in the overall long term direction of PSI, the technical revision and further development of PSI's suite of products, and the initial marketing of PSI until such time as PSI is adequately financed to fund a significant marketing plan.

EFFECTIVE DATE; TERM OF THE AGREEMENT; TERMINATION

         Section 2.1. The Agreement shall be effective as of the 24th day of October, 1996.

         Section 2.2. Subject to earlier termination as provided in Section 2.3 of this Agreement, this Agreement shall be for a period commencing effective the 24th day of October 1996 and ending on October 24th 1999 (the "Contract Term"). This Agreement shall be automatically extended for an additional three (3) year term after the Contract Term unless either party shall give to the other party written notice at least six (6) months prior to the expiration of the Contract Term, or any extension thereof, of its determination not to so renew. At the expiration of the Contract Term, or any extension thereof, the obligation of PSI to pay further compensation to Peridot shall cease, provided, however, that all other obligations hereunder of either party to the other party at the time of such termination shall not be affected by such termination.

         Section 2.3. This Agreement may be terminated by either party at any time prior to the expiration of the Contract Term, or any extension thereof, upon one (1) month notice to the other party. In the event of termination of this Agreement except termination pursuant to Section 2.4, PSI shall:

         (a) Pay to Peridot any fees to which Peridot is entitled as provided in this Agreement which accrue through the date of termination;

         (b) Immediately reimburse Peridot for any money that Peridot has paid with its own funds on behalf of PSI, its parent or any subsidiary plus interest at the rate of prime plus 1.5 % per month (or part thereof);

         (c) If this Agreement is terminated during the first year of the Contract Term, pay to Peridot an amount equal to two (2) months' fees; and

         (d) If this Agreement is terminated subsequent to the first year of the Contract Term, pay to Peridot two (2) months' fees for each full year of service of the Contract Term, or any extension thereof.

         Section 2.4. This Agreement may be terminated by PSI without prior notice if, at any time, Peridot, while in the performance of its duties:

         (a)      commits a material breach of a provision of this Agreement;

         (b) is unable or unwilling to perform its duties under this Agreement;

         (c)      commits  fraud  or  serious   neglect  or  misconduct  in  the
                  discharge of its duties hereunder; or

         (d) becomes bankrupt or makes any arrangement or compromise with its creditors.

         In the event of termination of this Agreement pursuant to this Section 2.4, Peridot shall only be entitled to receive any fees to which Peridot is entitled as provided in this Agreement which accrue through the date of termination.

FEES AND EXPENSES

         Section 3.1. As a fee for Peridot's services under the Agreement, PSI shall pay Peridot, commencing on the effective date of this Agreement and continuing throughout Peridot's engagement by PSI, an annual base fee (the "Base Fee") in an amount as provided below:

         (a) Seventy Thousand Dollars ($70,000) per annum for the first two years of the Contract Term payable in monthly installments of $5,833.00;

         (b) Eighty Thousand Dollars ($80,000) per annum for the third year of the Contract Term payable in monthly installments of $6,666.66; and

         (c) For subsequent years, an amount mutually determined by the Board of Directors of PSI and Peridot, payable in monthly installments.


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



         Section 3.2. PSI will cause PowerTrader, Inc., a Delaware corporation and parent company of PSI ("PowerTrader"), to grant to Peridot Three Hundred and Fifty Thousand (350,000) shares of common stock of PowerTrader subject to certain restrictions and forfeiture provisions set forth in an agreement of customary form. Such restrictions and forfeiture provisions shall lapse in accordance with the following schedule:

         (a) One Hundred Thousand (100,000) shares after the first year of service;

         (b) One Hundred and Fifty Thousand (150,000) shares after the second year of service;

         (c) One Hundred Thousand (100,000) shares after the third year of service;

         Section 3.3. In addition to Peridot's Base Fee, Peridot will receive a stock option to purchase up to 100,000 shares of Common Stock of PowerTrader in accordance with the PowerTrader, Inc. 1996 Stock Option Plan.

         Section 3.4. In addition to Peridot's Based Fee, Peridot shall be entitled to receive bonuses from time to time determined by the Board of Directors of PSI in such amount and/or on such basis as the Board shall determine to be reasonable and appropriate based on such criteria as the Board shall have established. Peridot shall have no vested rights to receive any bonuses and Peridot agrees that the amount, if any, of any bonus shall be in the sole discretion of the Board.

         Section 3.5. PSI agrees to reimburse Peridot for all actual expenses properly incurred by Peridot on behalf of PSI or PowerTrader in carrying out its duties and performing its functions under this Agreement and for all such expenses Peridot shall furnish a statement to PSI prior to reimbursement.

         Section 3.6. In addition to providing the services set forth herein, Peridot may provide office equipment, services and space to PSI for which PSI shall pay Peridot a fee per month at such rates and minimums as the parties hereto shall from time to time establish by mutual agreement.

         Section 3.7. All payments hereunder shall be made to Peridot at the head office of PSI and PSI shall remit such payments to Peridot on a regular monthly basis commencing the 24th day of October, 1996.

         Section 3.8. During each fiscal year of PSI, Peridot will be excused from its obligation to provide the services of Furlonger for three weeks at a time convenient to PSI and without deduction in Base Fees payable.

CONFIDENTIALITY AND TRADE SECRETS

         Section 4.1. Peridot shall not reveal or divulge and shall cause each of its officers and agents (including Furlonger) to refrain from revealing or divulging, except as authorized or required by its duties, to any person or companies any of the trade secrets, secrets or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of PSI, PowerTrader, or any subsidiary which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such information in any manner which may incur or cause loss either directly or indirectly to the business of PSI, PowerTrader, or any subsidiary or may be likely so to do. This restriction shall continue to apply after the termination of this agreement for a term of six (6) months.

         Section 4.2. Peridot agrees that all the information, records and files Peridot shall obtain or to which Peridot shall have access during the term of this Agreement shall be and remain the sole property of PSI or its customers, as the case may be. On the cessation of Peridot's association with PSI as a consultant, all documents, records, papers, books, programs, bulletins, notices, plans, strategies, customers, leads, customer lists, financial information, prices, pricing policies, and processes related to the business of PSI,

Peridot's own business notes, all equipment and supplies, instruments, prototypes, models, products, notebooks, invoices, statements, correspondence and similar depositories, including computer tapes, discs, magnetic or digital storage of information containing trade secrets, or confidential information, as hereinabove set forth, including all copies, abstracts or summaries thereof, then in Peridot's possession or control, whether prepared by PSI or others, excepting therefrom those materials which Peridot received or would have been entitled to receive as a stockholder, shall be returned to and left with PSI, upon PSI's request and at its sole cost. The obligations of Peridot under this
Section 4.2 shall not be applicable to any materials or information which are publicly available and/or known.

         As a prior condition to Peridot receiving any final fees (if any) due Peridot which are accrued but unpaid at the cessation of Peridot's employment, Peridot shall execute an affidavit to the effect that Peridot has complied with the provisions of this section.

FURTHER ASSURANCES

         Section 5.1. The parties hereto agree from time to time after the execution hereof to make, to execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this agreement.

INDEMNIFICATION

         Section 6.1. PSI shall indemnify and save harmless Peridot from and against any and all actions, claims, suits, demands, loss and damages whatsoever which arise or result from or are caused by Peridot or PSI or anyone associated with or employed by Peridot or PSI in the ordinary scope of this engagement.

NOTICE

         Section 7.1. Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telecopier (fax) in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof with telecopier numbers as follows:


If to PSI:

PowerTrader Software Inc.
#591 - 885 Dunsmuir Street
Vancouver, B.C. V6C 1N5
Telecopier No. 685-1513



If to Peridot:

Peridot International Enterprises Ltd
#11837 -190 Street
Pitt Meadows, B.C.
V3Y 2L2
Telecopier No. 685-1513

         Section 7.2. Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the date of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and if sent by telecopier on the day it was sent provided the sender telephones to confirm receipt of the fax by the party to whom it was sent.

         Section 7.3. Any party may, at any time, give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

WAIVER

         Section 8.1. No waiver of any breach of this Agreement shall be binding unless evidenced in writing executed by the party against whom waiver is claimed. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach.

AMENDMENTS

         Section 9.1. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. An amendment or variation of this Agreement shall only be binding upon a party if evidenced in writing executed by that party.

SEVERABILITY

         Section 10.1. If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

NUMBER AND GENDER

         Section 11.1. Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

TIME OF ESSENCE

         Section 12.1.  Time is of the essence of this Agreement.

SUCCESSORS AND ASSIGNS

         Section 13.1. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

GOVERNING LAW AND ARBITRATION

         Section 14.1. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

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



         Section 14.2. All disputes arising in connection with this Agreement and which are not resolved by agreement between the parties shall be finally settled by arbitration in accordance with the Commercial Arbitration act of British Columbia.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date and year first above written.

The common seal of PowerTrader Software Inc.
was hereunto affixed in the presence of:

/s/ Michael C. Withrow
--------------------------


The authorized signature of PERIDOT
INTERNATIONAL  ENTERPRISES LTD
was hereunder affixed in the presence of:

/s/ David C. Furlonger
--------------------------



                           /s/ Michael C. Withrow
                           ---------------------------
                           PowerTrader Software Inc.




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